EXHIBIT J
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                            BLOCKED ACCOUNT AGREEMENT
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     THIS BLOCKED ACCOUNT AGREEMENT  ("Agreement"),  is made and entered into as of this 30th day of June, 2006, by and among Community Trust and Investment Company, a Kentucky corporation ("Bank"), Consolidated Energy, Inc., a Wyoming corporation ("Company"), and Atoll Asset Management, LLC, as agent for the purchasers referred to in the Securities Purchase Agreement referred to below (together with any successors and assigns, "Agent").

          A. Pursuant to that certain Securities Purchase Agreement, dated as of June 30, 2006, (as amended, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), between Company, Agent and the purchasers referred to therein (the "Purchasers"), Purchasers have agreed to purchase up to $4,444,444 in principal amount of the Variable Rate Original Issue Discount Convertible Secured Debentures due June 30, 2008 of Company ("Debentures").

          B. Company has established Account No. 1940002516 at Bank (together with any successor accounts and any renewals or rollovers thereto, the "Blocked Account").

          C. Pursuant to the Securities Purchase Agreement, $3,750,000 (less any applicable fees and expenses payable by the Company pursuant to the Securities Purchase Agreement) shall be delivered by the Purchasers to the Bank for credit to the Blocked Account.

          D. The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Blocked Account and all funds on deposit therein from time to time.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1. Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any blocked account or similar agreement in effect with respect to the Blocked Account.

          2. Security Interest; Agency. As collateral security for Company's obligations to Purchasers under the Debentures and Securities Purchase Agreement and the other documents delivered by Company and described therein, Company hereby grants to Agent, as agent for the Purchasers, a security interest in (a) the Blocked Account, (b) all contract rights, claims and privileges in respect of the Blocked Account and (c) all cash, checks, security entitlements, financial assets, investment property, money orders and other items of value of Company now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof (collectively, "Receipts"). Bank hereby acknowledges notice of Agent's security interest in such collateral and does hereby consent thereto. Bank hereby agrees to be bound by the terms of this Agreement and all instructions delivered by Agent to Bank pursuant hereto. Company hereby agrees that Agent shall be entitled to exercise, upon the written instructions of Agent to Bank pursuant to the terms of this Agreement, any and all rights which Company may have with respect to the Blocked Account or under applicable law with respect to the Blocked Account, all Receipts and all other collateral described in this paragraph 2.

          3. Control of Blocked Account.

               (a) The Blocked Account shall be maintained by Bank in the name of "Consolidated Energy, Inc."

               (b) On receipt by Bank of a joint notice from the Agent and the Company stating (i) that the conditions specified in the Securities Purchase Agreement for the release of funds from the Blocked Account have been satisfied, (ii) the amount of funds that are to be released from the Blocked Account, (iii) the name and wire transfer instructions of the person to whom the released funds are to be remitted and (iv) the date on which such funds are to be released, which date shall be no more than ten and not less than one business day after the date of such notice (a "Payment Date"), Bank shall debit the Blocked Account and remit to the person named in such notice the amount specified therein in accordance with the wire instructions specified therein.

               (c) From and after the date, if any, that notice (along with reasonable supporting documentation, including evidence of notice to the Company of such default) has been delivered to Bank by Agent (the "Activation Date") that a default has occurred under the Debentures, and until such time, if any, that the Agent shall have withdrawn such notice in writing, (i) the Blocked Account shall be under the sole dominion and control of Agent, subject to applicable law and the Bank's duties under the Agreement and (ii) neither Company nor any other person or entity, through or under Company, shall have any control over the use of, or any right to withdraw any amount from, the Blocked Account.

               (d) In the event that any certificate, written instruction or notice hereunder is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such certificate or written instruction shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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
          4. Procedures for Blocked Account. Bank shall follow the following procedures with respect to the Blocked Account:

               (a) Apply and credit for deposit to the Blocked Account all Receipts from time to time tendered for deposit therein, including, without limitation, all wire transfers and other payments directed to the Blocked Account.

               (b) Within 10 days following Activation Date, unless the Agent shall have withdrawn notice thereof in writing, Bank shall determine the balance of all available funds in the Blocked Account and shall send a certified check on such tenth day to such account as may be designated in writing from time to time by Agent (the "Agent Account").

          5. Statements and Other Information. Bank shall send to Agent copies of all returned and dishonored Receipts promptly upon Bank's receipt thereof, and shall provide Agent with copies of the regular monthly bank statements provided to Company and such other information relating to the Blocked Account as shall reasonably be requested by Agent. Bank shall also deliver a copy of all notices and statements required to be sent to Company pursuant to this Agreement to Agent at such times as provided therein.

          6. Fees. Company agrees to pay on demand all usual and customary service charges, transfer fees, account maintenance fees and legal fees (including in connection with the establishment of the Control Account) (collectively, "Fees") of Bank in connection with the Blocked Account as set forth on Schedule 6 attached hereto. In the event Company fails to timely make a payment to Bank of any Fees, Bank may thereafter exercise its right of setoff against the Blocked Account for such amounts. Agent shall not have any responsibility or liability for the payment of any Fees.

          7. Uncollected Funds. If any Receipts deposited in the Blocked Account are returned unpaid or otherwise dishonored, Bank shall have the right to charge any and all such returned or dishonored items against the Blocked Account or to demand reimbursement therefore directly from Company. If there are insufficient funds in the Blocked Account to cover any such charge for any returned or dishonored item and Company fails to reimburse Bank for such amount within ten
(10) business days after demand,  then Agent agrees to reimburse Bank within ten
(10) business days of written notice of demand for the amount of such returned or dishonored item, provided that (a) such item has been previously credited to the Agent Account and (b) Agent receives such written demand within forty-five
(45) days after termination of this Agreement.

          8. Setoff. Bank hereby agrees that Bank will not exercise or claim any right to setoff or banker's lien against the Blocked Account or any Receipts on deposit therein, and Bank hereby further waives any such right or lien which it may have against any Receipts deposited in the Blocked Account, except to the extent expressly set forth in paragraphs 6 and 7 above. On the date hereof, the records of the Bank disclose no liens or claims of any kind against the Blocked Account.

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
          9. Exculpation of Bank; Indemnification by Company. Company and Agent agree that Bank shall have no liability to Company or Agent for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or for indirect, special or consequential damages. Company agrees to indemnify Bank and hold it harmless from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by Bank through the use of any account at Bank pursuant to the procedures provided for or contemplated by this Agreement.


          10. Conflict with Respect to Collateral.

               (a) In the event that the Bank at any time receives or becomes aware of conflicting demands or claims with respect to the Blocked Account, this Agreement or its duties hereunder, the Bank shall have the right to discontinue and refrain from any and all activities on its part under this Agreement or in connection herewith until such conflict is resolved to its satisfaction.

               (b) The Bank shall have the further right to commence or defend any action or proceedings for the determination of such conflict. The Company agrees to pay all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the Bank in connection with or arising out of this Agreement and the transactions described herein in the event of bona fide conflicting claims or demands, including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Bank. In the event that the Bank files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement (except it may not release the Blocked Account except as designated by the court).

          11. Termination. This Agreement may be terminated by Company only upon delivery to Bank of a written notification thereof jointly executed by Company and Agent. This Agreement may be terminated by Agent at any time, with or without cause, upon its delivery of written notice thereof to each of Company and Bank. This Agreement may be terminated by Bank at any time on not less than 30 days' prior written notice delivered to each of Company and Agent. Upon delivery or receipt of such notice of termination to or by Bank, Bank will: (a) transmit to the Agent Account (i) all funds (less all accrued and unpaid fees payable to Bank), if any, then on deposit in, or otherwise to the credit of, the Blocked Account, and (ii) upon receipt, all funds received after such notice for deposit in, or otherwise to the credit of, the Blocked Account; and (b) deliver directly to Agent all Receipts consisting of checks, money orders, drafts and other instruments or items of value, whether then in the possession of Bank or received by Bank after such notice, without depositing such Receipts in the Blocked Account or any other account. The provisions of Sections 2, 3 and 8 shall survive termination of this Agreement unless and until specifically released by Agent in writing. All rights of Bank under Sections 6, 7 and 9 shall survive any termination of this Agreement.

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

          12. Irrevocable Agreements. Company acknowledges that the agreements made by it and the authorizations granted by it in Sections 2, 3 and 4 hereof are irrevocable and that the authorizations granted in Sections 2, 3 and 4 hereof are powers coupled with an interest.

          13. Notices. All notices, requests or other communications given to Company, Agent or Bank shall be given in writing (including by facsimile) at the address specified below:

                  Agent:            Atoll Asset Management, LLC
                                    One East 52nd Street, Sixth Floor
                                    New York, NY 10022
                                    Attention:  Michael Fein
                                    Telephone:  (646) 291-4815
                                    Facsimile:  (212) 888-0334

                  Bank: Community Trust and Investment Company 100 East Vine Street
                                    Lexington, Kentucky 40507
                                    Attention: Robert Stadelman
                                    Telephone: (859) 389-5328
                                    Facsimile: (859) 389-5387

                  Company:          Consolidated Energy, Inc.
                                    76 George Road
                                    Betsy Layne, KY 41605
                                    Attention: David Guthrie, President
                                    Telephone: (606) 478-8350
                                    Facsimile: (606) 478-8353

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 12. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 12 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 12.

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

          14. Wire Transfer. Wire transfers to the Bank shall be made as follows:

                      Community Trust Bank, Inc., a Kentucky banking corporation 346 North Mayo Trail
                      Pikeville, Kentucky 41501

                      ABA #042102694
                      Account # 4002127332

                      For further credit to CTIC A/C #108427101,
                      For further credit to A/C # 1940002516 (Account Name:
                      Consolidated Energy, Inc., a Wyoming corporation, by Community Trust and Investment Company as Custodian)

          15. Miscellaneous.

               (a) This Agreement may be amended only by a written instrument executed by Agent, Bank, and Company acting by their respective duly authorized representatives.

               (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither Company nor Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of Agent.

               (c) This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               (d) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES).


                           [SIGNATURE PAGES FOLLOW]




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





IN WITNESS WHEREOF, each of the parties has executed and delivered this Blocked Account Agreement as of the day and year first above set forth.

                            Bank:

                            COMMUNITY TRUST AND INVESTMENT COMPANY



                            By: _____________________
                            Name:
                            Title:

                            Company:

                            CONSOLIDATED ENERGY, INC.



                            By: _____________________
                            Name:
                            Title:


                            Agent:

                            ATOLL ASSET MANAGEMENT, LLC


                            By: ______________________
                            Name:
                            Title:


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